UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2011

DUKE ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

526 South Church Street, Charlotte, North Carolina 28202

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The unaudited consolidated financial statements as of and for the quarter ended March 31, 2011 of Duke Energy Corporation are included in its Quarterly Report on Form 10-Q for the Quarter ended March 31, 2011 filed on May 9, 2011. The unaudited consolidated financial statements as of and for the quarter ended March 31, 2011 of Progress Energy, Inc. are included in its Quarterly Report on Form 10-Q for the Quarter ended March 31, 2011 filed on May 9, 2011, and such consolidated financial statements are attached hereto as Exhibit 99.1.

(b)	Pro Forma Financial Information.

Unaudited pro forma condensed combined consolidated financial information for the year ended December 31, 2010 was previously included in the Registration Statement on Form S-4 (the “Form S-4”) of Duke Energy Corporation filed on March 17, 2011 and amended on April 8, 2011 and April 25, 2011. Unaudited pro forma condensed combined consolidated financial information for the quarter ended March 31, 2011 is attached hereto as Exhibit 99.2. Throughout Exhibit 99.2, references to “this document” or any Notes, shall be references to the Form S-4 and the Notes therein.

(d)	Exhibits.

The following exhibits are filed herewith.

12.1	Computation of Ratio of Earnings to Fixed Charges

99.1	Unaudited condensed consolidated financial statements as of and for the quarter ended March 31, 2011 of Progress Energy, Inc. and its subsidiaries

99.2	Unaudited Pro Forma Condensed Combined Consolidated Financial Information

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: May 12, 2011	By:	/s/ Steven K. Young
	Name:	Steven K. Young
	Title:	Senior Vice President and Controller

EXHIBIT INDEX

Exhibit	Description

12.1	Computation of Ratio of Earnings to Fixed Charges

99.1	Unaudited condensed consolidated financial statements as of and for the quarter ended March 31, 2011 of Progress Energy, Inc. and its subsidiaries

99.2	Unaudited Pro Forma Condensed Combined Consolidated Financial Information